Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Employers Holdings, Inc., a Nevada corporation, constitutes and appoints Douglas D. Dirks, William E. Yocke and Lenard T. Ormsby, and each of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign the report on Form 10-K for the fiscal year ended December 31, 2011, or any and all amendments to such report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 23rd day of February, 2012.

/s/ Rose E. McKinney-James
Rose E. McKinney-James